As filed with the Securities and Exchange Commission on October 28, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SOMALOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	85-4298912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2945 Wilderness Place,
Boulder, Colorado 80301
(303) 625-9000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Roy Smythe
Chief Executive Officer
2945 Wilderness Place,
Boulder, Colorado 80301
(303) 625-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles D. Maguire, Jr. Tyler F. Mark Bryan Cave Leighton Paisner LLP 1700 Lincoln Avenue Denver, CO 80203 (303) 861-7000	Ruben Gutierrez General Counsel 2945 Wilderness Place, Boulder, Colorado 80301 (303) 625-9000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	October 28, 2022

9,608,860 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the Selling Stockholders named in this prospectus (the “Selling Stockholders”) of up to 9,608,860 shares of our common stock, par value $0.0001 per share (“Common Stock”), consisting of (i) 4,030,472 shares of our Common Stock issued to the Selling Stockholders (the “Upfront Shares”) and (ii) 5,578,388 shares of our Common Stock which may be issuable to the Selling Stockholders upon achievement of a certain milestones (the “Milestone Shares”). These shares were acquired and are acquirable from us pursuant to Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 25, 2022, by and among us, Panther Merger Subsidiary I, LLC , a Delaware limited liability company and wholly-owned subsidiary of SomaLogic, Panther Merger Subsidiary II, LLC, a Delaware limited liability company and wholly-owned subsidiary of SomaLogic, Palamedrix, Inc. (“Palamedrix”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Shareholder Representative.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Stockholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of our Common Stock. We have agreed to pay all expenses associated with the registration statement of which this prospectus forms a part and any amendments or supplements thereto, and any actions or filings necessary to maintain the effectiveness of such registration statement, including filing and printing fees, the fees and expenses of the our counsel and accounting fees and expenses, costs associated with clearing the shares of our Common Stock for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the shares of our Common Stock being sold by the Selling Stockholders. See section entitled “Plan of Distribution” beginning on page 9 of this prospectus.

Our Common Stock is listed on the Nasdaq Capital Market of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “SLGC”. On October 25, 2022, the closing price for our Common Stock as reported on Nasdaq was $3.09.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, have elected to avail ourselves of certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section entitled “Risk Factors” beginning on page 4 of this prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2022.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in, or incorporated by reference into, this prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders hereunder may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in, or incorporated by reference into, this prospectus. You should assume that the information appearing in, or incorporated by reference into, this prospectus is accurate as of their respective dates, regardless of the time of delivery of this prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Stockholders and their permitted transferees may use the shelf registration statement of which this prospectus forms a part to sell securities from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Unless expressly indicated or the context otherwise requires, references in this prospectus to “SomaLogic,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to SomaLogic, Inc., a Delaware corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact included in this prospectus and the documents we have filed with the SEC that are incorporated by reference, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus or the documents we have filed with the SEC that are incorporated by reference, the words ““will be,” “will,” “expect,” “anticipate,” “continue,” “project,” “believe,” “plan,” “could,” “estimate,” “forecast,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “pursue,” “should,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as amended, and our quarterly report on Form 10-Q for the quarter ended June 30, 2022, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences.

These statements include, but are not limited to the following:

●	the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against the Company;

●	the ability to maintain the listing of the Company’s Common Stock on the Nasdaq;

●	the risk of disruption, including to the Company’s information technology systems, to the Company’s current plans and operations;

●	the ability to protect the Company’s intellectual property;

●	the Company’s plans to engage in acquisition activities and the anticipated impact of such activities on the Company’s financial results;

●	the impact of the procurement and budgetary cycles of customers;

ii

●	the ability to recognize the anticipated benefits of the Company’s business, which may be affected by, among other things, competition and the ability to grow and manage growth profitably and retain its key employees;

●	costs related to the Company’s business;

●	changes in applicable laws or regulations;

●	the ability of the Company to raise financing in the future;

●	the success, cost and timing of the Company’s product development, sales and marketing, and research and development activities;

●	the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product;

●	the Company’s ability to maintain existing license agreements and manufacturing arrangements;

●	the Company’s ability to attract or retain sales and distribution partners;

●	the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than the Company;

●	the size and growth potential of the markets for the Company’s products, and the ability of each to serve those markets, either alone or in partnership with others;

●	the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	the ability to use net operating losses and certain other tax attributes;

●	the Company’s financial performance; and

●	the impact of the COVID-19 pandemic on the Company.

The forward-looking statements contained in, or incorporated by reference into, this prospectus are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus and the documents we have filed with the SEC that are incorporated by reference. This summary is not complete and does not contain all of the information you should consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We are a leading commercial-stage proteomics company. We have built an integrated proteomics platform that we believe is capable of robust, high throughput proteomics analysis with broad proteome coverage, low limits of detection, high reproducibility and at low costs. We designed our platform with the goal of being a universal proteomics platform, with the breadth (number of proteins measured) and precision (accuracy of measurement) important for discovery and research applications, and both the reproducibility and robustness important for clinical applications. Our platform is underpinned by our proprietary assay technology, our protein database (which we believe is one of the largest proteomics databases worldwide), and artificial intelligence and machine learning capabilities. As of December 31, 2021, our assay can measure approximately 7,000 protein target measurements in a single sample using only approximately 55 µL of plasma or serum. Our proteomics database matches proteomics and clinical information and contains over 2.5 billion protein measurements with over 675,000 participant-years of clinical follow-up. Leveraging our artificial intelligence-enabled bioinformatics capability, we use our database to power diagnostic product development for our research and clinical customers. We currently run our platform within our own laboratory, receive samples from customers and perform proteomics analysis on their behalf.

Our proprietary platform is built upon our assay technology, our proprietary database and artificial intelligence and machine learning bioinformatics capabilities. Our foundational assay technology includes our library of modified aptamer protein identification reagents, referred to as “SOMAmer® reagents,” and our SomaScan® assay. Our SOMAmer® reagents are proprietary “slow off-rate modified aptamers” which are short, synthetic single stranded DNA (ssDNA) sequences developed to bind specific protein targets with high affinity and specificity across the proteome. As of December 31, 2021, we have reagents targeting approximately 7,000 protein target measurements of the approximately 20,000 canonical human proteins included in our current SomaScan® assay, and plan to increase this number to approximately 10,000 in 2023 for commercial availability. The SomaScan® assay is utilized for Research Use Only (“RUO”) applications and SomaSignal™ tests, run on the SomaScan® Platform, and are also available as a Laboratory-Developed Tests (“LDT”) in the United States.

Our business model is currently focused on research and clinical customers. We continue to work with collaborators to explore new areas of application for research and clinical proteomics. As a result of our significant government- or grant-funded customer base, whose cycles often coincide with government fiscal year ends, our business is subject to significant seasonal factors which may cause sales of our products to vary on a quarterly or yearly basis and increase the magnitude of quarterly or annual fluctuations in our operating results.

Our assay services delivered to the research market are focused on pharmaceutical and biotechnology companies, and academic and government research institutions. We facilitate drug development, analysis of clinical trials and new human biology insights by assessing protein-protein and protein-gene networks. In addition to providing protein data for research customer use, as of December 31, 2021 we have released 20 SomaSignal™ RUO protein-pattern recognition tests covering multiple applications, including facilitation of clinical trials (patient inclusion/exclusion, therapeutic effects of pharmaceuticals during trials, and other use cases).

Our services and products delivered into the clinical market are focused on providing data-driven diagnostic tests aimed at enabling high predictive power of biological disease and risks to patients based on high-plex proteomic measurement and bioinformatics predictive model development. We have released 16 SomaSignal™ tests for use as LDTs under our Clinical Laboratory Improvement Amendments (“CLIA”) certification since late 2019. We also have a pipeline of over 100 unique tests that could be developed and use claims targeting multiple applications, including offerings for health and wellness, preventative medical and disease management for pharmaceutical companies, health system providers and payors. We have developed a number of health system partnerships in the United States which we are studying use cases and benefits for SomaSignal™ tests for patient populations.

We generated $37 million of revenue during the six months ended June 30, 2022 and over $81 million of revenue in 2021, almost entirely from our research market. Our cash and cash equivalents balance as of June 30, 2022 is $418 million.

Corporate Information

SomaLogic Operating Co., Inc. (formerly SomaLogic, Inc., and herein “SomaLogic Operating”) was incorporated in the state of Delaware on October 13, 1999 and is headquartered in Boulder, Colorado. SomaLogic Operating is a protein biomarker discovery and clinical diagnostics company that develops slow off-rate modified aptamers (“SOMAmers®”), which are modified nucleic acid-based protein binding reagents that are specific for their cognate protein, and offers proprietary SomaScan® services, which provide multiplex protein detection and quantification of protein levels in complex biological samples.

CM Life Sciences II Inc. (“CMLS II”) was incorporated in Delaware as a blank check company on December 15, 2020. CMLS II was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

On September 1, 2021, we consummated the business combination (the “Business Combination”) contemplated by the Merger Agreement (as amended, the “Previous Merger Agreement”), dated March 28, 2021, by and among CMLS II, S-Craft Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of CMLS II (“Merger Sub”), and SomaLogic Operating (“Old SomaLogic”). Pursuant to the Previous Merger Agreement, Merger Sub merged with and into Old SomaLogic, with Old SomaLogic surviving the merger as a wholly-owned subsidiary of CMLS II. Upon the closing of the Business Combination, CMLS II changed its name to SomaLogic, Inc., and Old SomaLogic changed its name to SomaLogic Operating Co., Inc.

Our principal executive offices are located at 2945 Wilderness Place, Boulder, Colorado 80301, and our telephone number at that address is (303) 625-9000.

Our website address is http://www.somalogic.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our Common Stock. We have included our website address in this prospectus solely as an inactive textual reference.

We use the SomaLogic logo and other marks as trademarks in the United States and other countries. This prospectus and the documents incorporated by reference herein contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the documents incorporated by reference herein, including logos, artwork and other visual displays, may appear without a trademark symbol, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of CMLS II’s initial public offering.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (“Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.

Unless expressly indicated or the context requires otherwise, the terms “SomaLogic,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to SomaLogic, Inc., the parent entity formerly named CM Life Sciences II Inc., after giving effect to the Business Combination, and as renamed SomaLogic, Inc., and where appropriate, our wholly-owned subsidiaries (including Old SomaLogic).

The Offering

This prospectus relates to the resale of up to an aggregate of 9,608,860 shares of our Common Stock that may be sold from time to time by the Selling Stockholder named in this prospectus.

Issuer	SomaLogic, Inc.

Shares of Common Stock	Up to 9,608,860 shares of Common Stock, consisting of:

a. 4,030,472 of Upfront Shares;
b. up to 5,578,388 of Milestone Shares

Terms of the Offering	The Selling Stockholders will determine when and how they will dispose of the shares of Common Stock registered under this prospectus for resale.

Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock Selling Stockholders.

Transfer Agent	Continental Stock Transfer & Trust Co.

Nasdaq Symbol	Our Common Stock is listed on the Nasdaq under the symbol “SLGC”.

Risk Factors	See the section entitled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our securities.

RISK FACTORS

Investing in our securities involves significant risk. Prior to making a decision about investing in our securities, you should carefully consider all of the information appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2021, as amended, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

All of the securities offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from the sale of the securities hereunder. We have agreed to pay all expenses associated with the registration statement of which this prospectus forms a part and any amendments or supplements thereto, and any actions or filings necessary to maintain the effectiveness of such registration statement, including filing and printing fees, the fees and expenses of the our counsel and accounting fees and expenses, costs associated with clearing the shares of our Common Stock for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the shares of our Common Stock being sold by the Selling Stockholders.

SELLING STOCKHOLDERS

The Selling Stockholders may offer and sell, from time to time, any or all of the shares of Common Stock being offered for resale by this prospectus, which consists of up to 4,030,472 Upfront Shares and 5,578,388 Milestone Shares, assuming (a) the achievement of all remaining milestones set forth in the Merger Agreement, (b) we elect to pay all future milestone consideration in shares of our Common Stock, and (c) the per share price used to calculate the number of shares of Common Stock to be issued is $3.09, which is the closing price for our Common Stock as reported on Nasdaq on October 25, 2022 (the foregoing clauses (a) through (c), collectively, the “milestone assumptions”). The Milestone Shares have not been earned and are not currently outstanding. The actual number of Milestone Shares issued to the Selling Stockholders could be materially greater or less than 5,578,388 shares of common stock depending on whether and to what extent the future milestones are achieved and/or the actual volume weighted average price of our Common Stock at the time such milestones are achieved. This presentation is not intended to constitute an indication or prediction of whether any of the future milestones will be achieved, our election to pay the milestone consideration in cash or common stock, or the future market price of our Common Stock.

The Selling Stockholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. In this prospectus, the term “Selling Stockholders” includes (i) the entities and persons identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the securities covered by this prospectus from the named Selling Stockholders as a gift, pledge, partnership distribution or other non-sale related transfer.

The following tables provide information regarding the beneficial ownership of our Common Stock of each Selling Stockholder, the number of shares of Common Stock that may be sold by each Selling Stockholder under this prospectus, and the number of shares of Common Stock that each Selling Stockholder will beneficially own after this offering.

Because each Selling Stockholders may dispose of all, none or some portion of their respective securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Stockholder upon termination of this offering. For purposes of the tables below, however, we have assumed that after termination of this offering, none of the securities covered by this prospectus will be beneficially owned by the Selling Stockholders, and we have further assumed that the Selling Stockholders will not acquire beneficial ownership of any additional securities during the offering. No Selling Stockholder is under any obligation, however, to sell any of their shares of Common Stock pursuant to this prospectus. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the tables is presented. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by the Selling Stockholders and the percentage ownership of each Selling Stockholder, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable within 60 days following the date of this prospectus, are deemed beneficially owned by the Selling Stockholder.

Except as described in the footnotes below, none of the Selling Stockholders or their respective affiliates has been an officer or director of our Company or any of our predecessors or affiliates within the last three years, nor has any Selling Stockholder had a material relationship with us within the last three years, other than pursuant to the transactions contemplated by the Merger Agreement. No Selling Stockholder is a broker-dealer or an affiliate of a broker-dealer who should be identified as an underwriter.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares of Common Stock registered on its behalf.

Please see the section entitled “Plan of Distribution” for further information regarding the Selling Stockholders’ method of distributing these shares of Common Stock.

	Shares of Common Stock
Name of Selling Stockholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percentage Beneficially Owned After Offering
Alan Nolet(1)	108,186	108,186	—	—
Alison & Stuart Sass(2)	21,193	21,193	—	—
Andrew Carson(3)	23,078	23,078	—	—
Andrew Pawlowski(4)	14,423	14,423	—	—
Andy Lam(5)	5,297	5,297	—	—
Ashwin Gopinath(6)	1,586,751	1,586,751	—	—
Austin Blanco(7)	3,605	3,605	—	—
Beaton Family Survivors Trust dated March 21, 1994(8)	14,871	14,871	—	—
Beofund LLC(9)	8,060	8,060	—	—
Bhavik Nathwani(10)	25,242	25,242	—	—
Brandy and Carl Bullen(11)	40,735	40,735	—	—
Byoung-jin Jeon(12)	21,636	21,636	—	—
California Institute of Technology(13)	277,909	277,909	—	—
Casdin Partners Master Fund, L.P.(14)	309,950	309,950	—	—
Cecily Keim(15)	3,605	3,605	—	—
Central Valley Administrators, Inc.(16)	101,840	101,840	—	—
Chun Yan(17)	7,211	7,211	—	—
Civilization Ventures II, L.P.(18)	38,233	38,233	—	—
Dajun Yuan(19)	25,242	25,242	—	—
David Heiner(20)	90,155	90,155	—	—
David M. Fox Family Living Trust dated September 30, 2005(21)	16,292	16,292	—	—
DeciBio Consulting LLC(22)	17,608	17,608	—	—
Eric Choudhary(23)	14,423	14,423	—	—
Formic Ventures LLC(24)	1,230,538	1,230,538	—	—
FoundersX Fund A, L.P.(25)	21,193	21,193	—	—
Gavin Kosviner(26)	360,624	360,624	—	—
Genco Holdings LLC(27)	14,871	14,871	—	—
George Bonaros(28)	7,434	7,434	—	—
Hendrik Dietz(29)	7,211	7,211	—	—
IRA Financial Trust CFBO Alan Don Nolet(30)	36,274	36,274	—	—
Jean Saunders(31)	10,817	10,817	—	—
Jeffrey and Adrienne Schwartz(32)	8,923	8,923	—	—
John Moon(33)	40,735	40,735	—	—
Mark Winkler(34)	23,313	23,313	—	—
Metaplanet Holdings OÜ(35)	929,173	929,173	—	—
Michael Antonov Charitable Foundation Inc.(36)	76,408	76,408	—	—
Michael Bowen(37)	1,876,251	1,875,251	—	—
Michael Shanahan(38)	20,368	20,368	—	—
Nadia Gruber(39)	3,605	3,605	—	—
Paul McEwan(40)	219,690	219,690	—	—
Paul Rothemund(41)	1,586,751	1,586,751	—	—
Poole Family Living Trust(42)	10,596	10,596	—	—
Rachael Whaley(43)	3,605	3,605
Rachel Galimidi(44)	24,039	24,039	—	—
Ravi Vijaya Satya(45)	5,297	5,297	—	—
Rebecca Bowen(46)	10,596	10,596	—	—
Reuben Schleiger(47)	10,817	10,817	—	—
Rishabh Shetty(48)	28,848	28,848	—	—
Robert Cresswell(49)	5,297	5,297	—	—
Skyler Gordon(50)	14,423	14,423	—	—
Steven Luoma(51)	7,211	7,211	—	—
Tara MacCulloch(52)	18,031	18,031	—	—
Terrence Murphy(53)	12,620	12,620	—	—
The Angela Poirier and Michael Poirier Revocable Living Trust(54)	12,733	12,733	—	—
The Nolet Family Trust(55)	31,244	29,744	—	—
The Tenenbaum Family Trust(56)	15,894	15,894	—	—
The Jha Family Trust(57)	38,233	38,233	—	—
Vern Stygar(58)	7,434	7,434	—	—
Wilson Hill Fund I, LP(59)	89,237	89,237	—	—
WS Investment Company, LLC (20A)(60)	10,183	10,183
WS Investment Company, LLC(61)	5,298	5,298	—	—
Total	9,611,360	9,608,860	—	—

(1)	Consists of 31,110 Upfront Shares, and, based on the milestone assumptions, 77,076 Milestone Shares to be received.

(2)	Consists of 10,794 Upfront Shares, and, based on the milestone assumptions, 10,399 Milestone Shares to be received.
(3)	Consists of 6,636 Upfront Shares, and, based on the milestone assumptions, 16,442 Milestone Shares to be received.
(4)	Consists of 4,148 Upfront Shares, and, based on the milestone assumptions, 10,275 Milestone Shares to be received.
(5)	Consists of 2,698 Upfront Shares, and, based on the milestone assumptions, 2,599 Milestone Shares to be received.
(6)	Consists of 456,286 Upfront Shares, and, based on the milestone assumptions, 1,130,465 Milestone Shares to be received.
(7)	Consists of 1,037 Upfront Shares, and, based on the milestone assumptions, 2,568 Milestone Shares to be received.
(8)	Consists of 5,397 Upfront Shares, and, based on the milestone assumptions, 9,474 Milestone Shares to be received. The trustee of the Beaton Family Survivors Trust dated March 21, 1994 is Barbara Beaton Dubey.
(9)	Consists of 8,060 Upfront Shares. Beofund LLC is managed by Beofund GP, LLC which is controlled by Matt Shlosberg and Leonid Faybusovich.
(10)	Consists of 7,259 Upfront Shares, and, based on the milestone assumptions, 17,983 Milestone Shares to be received.
(11)	Consists of 11,714 Upfront Shares, and, based on the milestone assumptions, 29,021 Milestone Shares to be received.
(12)	Consists of 6,222 Upfront Shares, and, based on the milestone assumptions, 15,414 Milestone Shares to be received.
(13)	Consists of 86,639 Upfront Shares, and, based on the milestone assumptions, 191,270 Milestone Shares to be received. The Chief Innovation and Corporate Partnerships Officer of California Institute of Technology is Fred Farina.
(14)	Consists of 215,193 Upfront Shares, and, based on the milestone assumptions, 94,757 Milestone Shares to be received. Casdin Partners Master Fund, L.P. is managed by Casdin Partners GP, LLC which is controlled by Eli Casdin. Eli Casdin is a member of the Board of Directors of SomaLogic, Inc.
(15)	Consists of 1,037 Upfront Shares, and, based on the milestone assumptions, 2,568 Milestone Shares to be received.
(16)	Consists of 29,285 Upfront Shares, and, based on the milestone assumptions, 72,555 Milestone Shares to be received. Central Valley Administrators, Inc. is controlled by Richard Merkin.
(17)	Consists of 2,074 Upfront Shares, and, based on the milestone assumptions, 5,137 Milestone Shares to be received.
(18)	Consists of 19,473 Upfront Shares, and, based on the milestone assumptions, 18,760 Milestone Shares to be received. Civilization Ventures II, L.P. is managed by Civilization Ventures II, LLC which is controlled by Shahram Seyedin-Noor.
(19)	Consists of 7,259 Upfront Shares, and, based on the milestone assumptions, 17,983 Milestone Shares to be received.
(20)	Consists of 25,925 Upfront Shares, and, based on the milestone assumptions, 64,230 Milestone Shares to be received.
(21)	Consists of 4,685 Upfront Shares, and, based on the milestone assumptions, 11,607 Milestone Shares to be received. The trustee of the David M. Fox Living Family Trust dated September 30, 2005 is David M. Fox.
(22)	Consists of 6,390 Upfront Shares, and, based on the milestone assumptions, 11,218 Milestone Shares to be received. DeciBio Consulting LLC is controlled by Stephane Budel and David Cavanaugh.
(23)	Consists of 4,148 Upfront Shares, and, based on the milestone assumptions, 10,275 Milestone Shares to be received.
(24)	Consists of 837,584 Upfront Shares, and, based on the milestone assumptions, 392,954 Milestone Shares to be received. Formic Ventures LLC is controlled by Michael Antonov.
(25)	Consists of 10,794 Upfront Shares, and, based on the milestone assumptions, 10,399 Milestone Shares to be received.
(26)	Consists of 103,701 Upfront Shares, and, based on the milestone assumptions, 256,923 Milestone Shares to be received.
(27)	Consists of 5,397 Upfront Shares, and, based on the milestone assumptions, 9,474 Milestone Shares to be received.
(28)	Consists of 2,698 Upfront Shares, and, based on the milestone assumptions, 4,736 Milestone Shares to be received.
(29)	Consists of 2,074 Upfront Shares, and, based on the milestone assumptions, 5,137 Milestone Shares to be received.
(30)	Consists of 36,274 Upfront Shares.

(31)	Consists of 3,111 Upfront Shares, and, based on the milestone assumptions, 7,706 Milestone Shares to be received.
(32)	Consists of 3,238 Upfront Shares, and, based on the milestone assumptions, 5,685 Milestone Shares to be received.
(33)	Consists of 11,714 Upfront Shares, and, based on the milestone assumptions, 29,021 Milestone Shares to be received.
(34)	Consists of 11,874 Upfront Shares, and, based on the milestone assumptions, 11,439 Milestone Shares to be received.
(35)	Consists of 784,060 Upfront Shares, and, based on the milestone assumptions, 145,113 Milestone Shares to be received. Metaplanet Holdings OÜ is controlled by Jaan Tallin.
(36)	Consists of 32,384 Upfront Shares, and, based on the milestone assumptions, 44,024 Milestone Shares to be received. Michael Antonov Charitable Foundation Inc. is controlled by Michael Antonov.
(37)	Consists of 539,247 Upfront Shares, and, based on the milestone assumptions, 1,336,004 Milestone Shares to be received.
(38)	Consists of 5,857 Upfront Shares, and, based on the milestone assumptions, 14,511 Milestone Shares to be received.
(39)	Consists of 1,037 Upfront Shares, and, based on the milestone assumptions, 2,568 Milestone Shares to be received.
(40)	Consists of 94,621 Upfront Shares, and, based on the milestone assumptions, 125,069 Milestone Shares to be received.
(41)	Consists of 456,286 Upfront Shares, and, based on the milestone assumptions, 1,130,465 Milestone Shares to be received.
(42)	Consists of 5,397 Upfront Shares, and, based on the milestone assumptions, 5,199 Milestone Shares to be received. The trustees of the Poole Family Living Trust are Patricia Poole and James Poole.
(43)	Consists of 1,037 Upfront Shares, and, based on the milestone assumptions, 2,568 Milestone Shares to be received.
(44)	Consists of 6,913 Upfront Shares, and, based on the milestone assumptions, 17,126 Milestone Shares to be received.
(45)	Consists of 2,698 Upfront Shares, and, based on the milestone assumptions, 2,599 Milestone Shares to be received.

(46)	Consists of 5,397 Upfront Shares, and, based on the milestone assumptions, 5,199 Milestone Shares to be received.
(47)	Consists of 3,111 Upfront Shares, and, based on the milestone assumptions, 7,706 Milestone Shares to be received.
(48)	Consists of 8,296 Upfront Shares, and, based on the milestone assumptions, 20,552 Milestone Shares to be received.
(49)	Consists of 2,698 Upfront Shares, and, based on the milestone assumptions, 2,599 Milestone Shares to be received.
(50)	Consists of 4,148 Upfront Shares, and, based on the milestone assumptions, 10,275 Milestone Shares to be received.
(51)	Consists of 2,074 Upfront Shares, and, based on the milestone assumptions, 5,137 Milestone Shares to be received.
(52)	Consists of 5,185 Upfront Shares, and, based on the milestone assumptions, 12,846 Milestone Shares to be received.
(53)	Consists of 3,629 Upfront Shares, and, based on the milestone assumptions, 8,991 Milestone Shares to be received.
(54)	Consists of 5,398 Upfront Shares, and, based on the milestone assumptions, 7,335 Milestone Shares to be received. The trustee of The Angela Poirier and Michael Poirier Revocable Living Trust is Michael Poirier.
(55)	Consists of 10,794 Upfront Shares, and, based on the milestone assumptions, 18,950 Milestone Shares to be received. The trustees of The Nolet Family Trust are Alan Nolet and Julianne Nolet.
(56)	Consists of 8,095 Upfront Shares, and, based on the milestone assumptions, 7,799 Milestone Shares to be received.
(57)	Consists of 19,473 Upfront Shares, and, based on the milestone assumptions, 18,760 Milestone Shares to be received.
(58)	Consists of 2,698 Upfront Shares, and, based on the milestone assumptions, 4,736 Milestone Shares to be received.
(59)	Consists of 32,383 Upfront Shares, and, based on the milestone assumptions, 56,854 Milestone Shares to be received. Wilson Hill Fund I, LP is managed by Wilson Hill GP I, LLC which is controlled by Michael Borrus.
(60)

Consists of 2,929 Upfront Shares, and, based on the milestone assumptions, 7,254 Milestone Shares to be received. WS Investment Company, LLC (20A) is managed by WS Management Co. which is controlled by Jim Hinson.

(61)

Consists of 2,699 Upfront Shares, and, based on the milestone assumptions, 2,599 Milestone Shares to be received. WS Investment Company, LLC (21A) is managed by WS Management Co. which is controlled by Jim Hinson.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our Common Stock or interests in our Common Stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of any or all of their shares of Common Stock or interests in our Common Stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our Common Stock, as applicable, are traded, or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of their shares of Common Stock or interests therein being offered under this prospectus:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares of Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their employees, partners, members or stockholders;

●	short sales (including short sales “against the box”) effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of standardized or over-the-counter options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	by pledge to secure debts and other obligation;

●	directly to purchasers, including our affiliates and stockholders, in a rights offering or otherwise;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	through agents;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares of Common Stock at a stipulated price per share; and

●	through a combination of any of these methods or any other method permitted by applicable law.

The Selling Stockholders may effect the distribution of our Common Stock from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices relating to the prevailing market prices; or

●	at negotiated prices.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some shares of our Common Stock owned by them and, if a Selling Stockholders defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer shares of our Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

We and the Selling Stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of our Common Stock, including liabilities under the Securities Act. Upon our notification by a Selling Stockholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

●	the name of the selling security holder;

●	the number of Common Stock being offered;

●	the terms of the offering;

●	the names of the participating underwriters, broker-dealers or agents;

●	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

●	the public offering price;

●	the estimated net proceeds to us from the sale of the Common Stock;

●	any delayed delivery arrangements; and

●	other material terms of the offering.

In addition, upon being notified by a Selling Stockholders that a donee, pledgee, transferee or other successor-in-interest intends to sell Common Stock, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholders.

Agents, broker-dealers and underwriters or their affiliates may engage in transactions with, or perform services for, the Selling Stockholders (or their affiliates) in the ordinary course of business. The Selling Stockholders may also use underwriters or other third parties with whom such selling stockholders have a material relationship. The Selling Stockholders (or their affiliates) will describe the nature of any such relationship in the applicable prospectus supplement.

There can be no assurances that the Selling Stockholders will sell, nor are the Selling Stockholders required to sell, any or all of the Common Stock offered under this prospectus.

In connection with the sale of shares of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge shares of our Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of shares of our Common Stock offered by them will be the purchase price of such shares of our Common Stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

The Selling Stockholders also may in the future resell a portion of our Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our Common Stock may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholders is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, then the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our Common Stock by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock by bidding for or purchasing shares of Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

We have agreed to indemnify the applicable Selling Stockholders against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act. In addition, we and the Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to use our reasonable best efforts to cause the registration statement of which this prospectus forms a part to remain effective with respect to any securities registered hereunder until, with respect to a Selling Stockholders, all such securities held by such Selling Stockholders could be sold pursuant to Rule 144 without any restriction (including, without limitation, any restriction on volume or manner of sale in any three-month period and without the requirement for us to be in compliance with the public information required under Rule 144). We have agreed to pay all expenses associated with the registration statement of which this prospectus forms a part and any amendments or supplements thereto, and any actions or filings necessary to maintain the effectiveness of such registration statement, including filing and printing fees, the fees and expenses of the our counsel and accounting fees and expenses, costs associated with clearing the shares of our Common Stock for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the shares of our Common Stock being sold by the Selling Stockholders.

Selling Stockholders may use this prospectus in connection with resales of shares of our Common Stock. This prospectus and any accompanying prospectus supplement will identify the Selling Stockholders, the terms of our Common Stock and any material relationships between us and the Selling Stockholders. Selling Stockholders may be deemed to be underwriters under the Securities Act in connection with shares of our Common Stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Stockholders will receive all the net proceeds from the resale of shares of our Common Stock.

A Selling Stockholders that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus, as amended or supplemented. To the extent that such transferees are not affiliates of ours, such transferees will receive freely tradable shares of Common Stock pursuant to the distribution effected through this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Bryan Cave Leighton Paisner LLP, Denver, CO.

EXPERTS

The consolidated financial statements of SomaLogic, Inc. appearing in SomaLogic’s Annual Report (Form 10-K) for the year ended December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, including therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our Common Stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement and the documents and exhibits incorporated by reference into this prospectus. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement or the documents incorporated by reference into this prospectus.

We are subject to the informational reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”). We file reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. Our website address is http://www.somalogic.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information on, or that can be accessed through, our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that the Selling Stockholders sell all of the securities offered by this prospectus or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case the information contained in such documents to the extent “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 29, 2022 (File No. 001-40090);

●	The portion of our Definitive Proxy Statement filed with the SEC on April 25, 2022, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 (File No. 001-40090);

●	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, filed with the SEC on May 16, 2022 and August 15, 2022, respectively (File No. 001-40090);

●	Our Current Reports on Form 8-K filed with the SEC on January 5, 2022, February 16, 2022, March 29 2022 (Film No. 22780927), June 10, 2022, July 18, 2022, July 27, 2022, August 22, 2022, August 30, 2022 and October 18, 2022 (File No. 001-40090), excluding portions furnished under Items 2.02 and 7.01;

●	The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on February 19, 2021 (File No. 001-40090) under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

●	All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination or completion of the offering of securities under this prospectus (including documents filed after the initial date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting SomaLogic, Inc., 2945 Wilderness Place, Boulder, CO 80301 Attention: Investor Relations. The Investor Relations Department can be reached via telephone at (303) 625-9000. Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

9,608,860 Shares of Common Stock

PROSPECTUS

                   , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$3,191
Legal fees and expenses	90,000
Accounting fees and expenses	50,000
Financial printing and miscellaneous expenses	5,000
Total	$148,191

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

As permitted by the DGCL, the Company’s Second Amended and Restated Certificate of Incorporation (as amended from time to time, the “Amended and Restated Certificate of Incorporation”) contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except, as permitted by the DGCL, liability in the following instances:

●	a director knowingly acted in a manner opposed to the best interests of the Company or its stockholders;

●	acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; or

●	a director may be found jointly and severally liable with the Company under Section 174 of the DGCL (regarding unlawful dividends and stock purchases).

As permitted by the DGCL, the Company’s Amended and Restated Bylaws (as amended from time to time, the “Bylaws”) provide that:

●	the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

●	the Company shall advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

●	the rights conferred in the Bylaws are not exclusive.

The Company has entered into indemnification agreements with its directors and executive officers, which provide for indemnification and advancements by the Company of certain expenses and costs under certain circumstances. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in the Amended and Restated Certificate of Incorporation, Bylaws and the indemnification agreements entered into between the Company and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Company’s directors and executive officers for liabilities arising under the Securities Act.

The Company has directors’ and officers’ liability insurance for securities matters.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits. We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement.

Exhibit Number	Description	Incorporated by Reference
		Form	Exhibit	Filing Date
3.1	Second Amended and Restated Certificate of Incorporation of SomaLogic, Inc.	8-A/A	3.1	09/01/2021
3.2	Amended and Restated Bylaws of SomaLogic, Inc.	8-A/A	3.2	09/01/2021
4.1	Specimen Common Stock Certificate.	S-4/A	4.1	08/05/2021
5.1	Legal Opinion of Bryan Cave Leighton Paisner LLP
23.1	Consent of Ernst & Young LLP, independent registered accounting firm for SomaLogic, Inc.
23.2	Consent of Bryan Cave Leighton Paisner LLP (included as part of Exhibit 5.1)
24.1	Powers of Attorney (included with the signature page).
107	Calculation of Filing Fee Table

ITEM 17. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on October 28, 2022.

SOMALOGIC, INC.
By:	/s/ Shaun Blakeman
Shaun Blakeman Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Shaun Blakeman and Ruben Gutierrez, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Troy Cox	Executive Chairman	October 28, 2022
Troy Cox	(Principal Executive Officer)

/s/ Shaun Blakeman	Chief Financial Officer	October 28, 2022
Shaun Blakeman	(Principal Financial and Accounting Officer)

/s/ Robert Barchi	Director	October 28, 2022
Robert Barchi

/s/ Eli Casdin	Director	October 28, 2022
Eli Casdin

/s/ Charles M. Lillis	Director	October 28, 2022
Charles M. Lillis

/s/ Anne Margulies	Director	October 28, 2022
Anne Margulies

/s/ Ted Meisel	Director	October 28, 2022
Ted Meisel

/s/ Richard Post	Director	October 28, 2022
Richard Post

/s/ Roy Smythe	Director	October 28, 2022
Roy Smythe

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